UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

FLORA GROWTH CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-40397	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3230 W. Commercial Boulevard, Suite 180
 Fort Lauderdale, Florida, United States 33132
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (954) 842-4989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares, no par value	FLGC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2025, Flora Growth Corp. (the "Company") entered into an "at-the-market" sales agreement (the "Sales Agreement") with Revere Securities LLC (the "Agent") pursuant to which the Company may sell from time to time, at its option, common shares of the Company, no par value per share (the "Common Shares"), through the Agent in its capacity as sales agent. The sale of Common Shares, if any, will be made under one or more registration statements filed on Form S-3, by any method that is deemed to be an "at the market offering" as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act").

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell on the Company's behalf all of the Common Shares requested to be sold by the Company. The Company may instruct the Agent not to sell Common Shares if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or the Agent may suspend the offering of Common Shares being made through the Agent under the Sales Agreement upon proper notice to the other parties.

Unless otherwise agreed between the Company and the Agent, settlement for sales of the Common Shares will occur on the first trading day following the date on which any sales are made. Sales of the Common Shares will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the Sales Agents may agree.

The aggregate compensation payable to the Agent, in cash, upon each sale of Common Shares through the Agent pursuant to the Sales Agreement, is an amount equal to: (i) 3.00% of the first $150 million in aggregate gross proceeds from the sale of Common Shares, (ii) 2.00% of the next $350 million in aggregate gross proceeds from the sale of the Common Shares, and (iii) 1.25% of any gross proceeds in excess of $500 million from the sale of the Common Shares. In addition, the Company has agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act, in addition to certain other covenants, representations and warranties customary for an agreement of this type.

The Company is not obligated to make any sales of Common Shares under the Sales Agreement. The offering of Common Shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by the Company or by the Agent, only with respect to itself, under the circumstances specified in the Sales Agreement.

The Company currently intends to use the net proceeds, after deducting the Agents' commission and the Company's offering expenses, that it receives upon the issuance and sale of Common Shares to or through the Sales Agent for general corporate purposes.

The Sales Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the exhibit attached hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Shares discussed herein, nor shall there be any offer, solicitation, or sale of the Common Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Exhibits.

Exhibit	Description
1.1	Sales Agreement by and among Flora Growth Corp. and Revere Securities LLC, dated September 23, 2025
5.1	Opinion of Fogler, Rubinoff LLP
8.1	Opinion of Dorsey & Whitney LLP
23.1	Consent of Fogler, Rubinoff LLP (included in Exhibit 5.1)
23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 8.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORA GROWTH CORP.
(Registrant)

Dated: September 23, 2025	By: /s/ Dany Vaiman
Dany Vaiman
Chief Financial Officer